Exhibit 99.1

PETMED EXPRESS ANNOUNCES ITS SECOND QUARTER FINANCIAL RESULTS AND ITS QUARTELY

DIVIDEND OF $0.30 PER SHARE

Delray Beach, Florida, October 25, 2021, PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2021. Net sales for the quarter ended September 30, 2021 were $67.4 million, compared to $75.4 million for the quarter ended September 30, 2020, a decrease of 10.7%. Net sales for the six months ended September 30, 2021 were $146.7 million, compared to $171.6 million for the six months ended September 30, 2020, a decrease of 14.5%. Net income was $6.3 million, or $0.31 diluted per share, for the quarter ended September 30, 2021, compared to net income of $8.4 million, or $0.42 diluted per share, for the quarter ended September 30, 2020, a 24.5% decrease to net income. Net income was $10.8 million, or $0.53 diluted per share, for the six months ended September 30, 2021, compared to net income of $16.2 million, or $0.81 diluted per share, for the six months ended September 30, 2020, a 33.4% decrease to net income. Average order size increased from $87 to $92 for the quarters ended September 30, 2020 and 2021, respectively.

“PetMeds has been a pioneer in the business of pet health and wellness for over 25 years, and it’s time to take the next step towards expanding our business in the $10 billion pet medication market and to begin our foray into the much larger $107 billion total pet care market,” said Matt Hulett, CEO and President. “As one example, during the quarter we recently launched our “AutoShip and Save” program which allows us to build a greater lifetime value and recurring relationships with our customers. The team and I are looking forward to leveraging PetMeds’ many assets in a variety of other new opportunity areas as we elevate our growth prospects for the future.”

The Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s common stock. The dividend will be payable on November 19, 2021, to shareholders of record at the close of business on November 8, 2021. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This afternoon at 4:30 P.M. Eastern Time, the Company will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (877) 407-0789 (toll free) or (201) 689-8562. We will also provide a link at https://www.1800petmeds.com/investor.html for those who wish to stream the call via webcast. For those unable to participate in the live event, the call will be available for replay from 7:30 P.M. Eastern Time on October 25, 2021 until November 8, 2021 at 11:59 P.M Eastern Time. To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671, and enter passcode 13724036.

Founded in 1996, PetMed Express is America’s Most Trusted Pet Pharmacy®, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2021. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	September 30,	March 31,
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$106,562	$118,718
Accounts receivable, less allowance for doubtful accounts of $28 and $39, respectively	1,854	2,587
Inventories - finished goods, net	19,733	34,420
Prepaid expenses and other current assets	4,397	4,503
Prepaid income taxes	899	959
Total current assets	133,445	161,187

Noncurrent assets:
Property and equipment, net	25,081	25,450
Intangible assets	860	860
Total noncurrent assets	25,941	26,310

Total assets	$159,386	$187,497

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$11,183	$39,548
Accrued expenses and other current liabilities	5,089	5,387
Total current liabilities	16,272	44,935

Deferred tax liabilities	1,627	1,281

Total liabilities	17,899	46,216

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,943 and 20,269 shares issued and outstanding, respectively	21	20
Additional paid-in capital	8,711	7,111
Retained earnings	132,746	134,141

Total shareholders' equity	141,487	141,281

Total liabilities and shareholders' equity	$159,386	$187,497

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Sales	$67,386	$75,436	$146,698	$171,640
Cost of sales	48,212	52,418	105,744	121,837

Gross profit	19,174	23,018	40,954	49,803

Operating expenses:
General and administrative	6,958	6,809	14,999	14,563
Advertising	3,435	5,131	11,108	14,164
Depreciation	694	607	1,341	1,169
Total operating expenses	11,087	12,547	27,448	29,896

Income from operations	8,087	10,471	13,506	19,907

Other income:
Interest income, net	74	66	159	156
Other, net	170	338	454	593
Total other income	244	404	613	749

Income before provision for income taxes	8,331	10,875	14,119	20,656

Provision for income taxes	1,982	2,463	3,342	4,476

Net income	$6,349	$8,412	$10,777	$16,180

Net income per common share:
Basic	$0.31	$0.42	$0.53	$0.81
Diluted	$0.31	$0.42	$0.53	$0.81

Weighted average number of common shares outstanding:
Basic	20,178	20,063	20,144	20,024
Diluted	20,568	20,154	20,384	20,098

Cash dividends declared per common share	$0.30	$0.28	$0.60	$0.56

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net income	$10,777	$16,180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,341	1,169
Share based compensation	1,600	1,513
Deferred income taxes	346	408
Bad debt expense	58	61
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	675	1,570
Inventories - finished goods	14,687	(3,567)
Prepaid income taxes	60	-
Prepaid expenses and other current assets	106	916
Accounts payable	(28,365)	(3,600)
Accrued expenses and other current liabilities	(210)	391
Income taxes payable	-	147
Net cash provided by operating activities	1,075	15,188

Cash flows from investing activities:
Purchases of property and equipment	(972)	(1,193)
Net cash used in investing activities	(972)	(1,193)

Cash flows from financing activities:
Dividends paid	(12,259)	(11,413)
Net cash used in financing activities	(12,259)	(11,413)

Net (decrease) increase in cash and cash equivalents	(12,156)	2,582
Cash and cash equivalents, at beginning of period	118,718	103,762

Cash and cash equivalents, at end of period	$106,562	$106,344

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$2,935	$4,206

Dividends payable in accrued expenses	$110	$126

Exhibit 99.1 Page 4 of 4